UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 14, 2013

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, the Board of Directors (the “Board”) of Annaly Capital Management, Inc. (the “Company” or “Annaly”) accepted the resignation of Kathryn F. Fagan as Chief Financial Officer of the Company.  The Board thanks Ms. Fagan for her many years of service and valuable contributions to the Company.

The Board appointed Glenn A. Votek, 55, as the Company’s Chief Financial Officer effective August 14, 2013.  Mr. Votek will also serve as a member of Annaly’s Operating Committee.  Mr. Votek was previously Chief Administrative Officer of the Company.  Mr. Votek has over 20 years of financial and operational experience with particular expertise in risk management, capital raising, liability management and regulatory oversight. Mr. Votek joined the Company in May 2013 from CIT Group where he was an Executive Vice President and Treasurer since 1999 and President of Consumer Finance since 2012. At CIT, Mr. Votek was responsible for all functional areas of CIT’s treasury group, including capital markets, securitization, asset/liability management, hedging, international treasury, cash management, and banking and rating agency relations. He was also actively involved in the investor marketing activities at CIT. Included among his committee memberships were: Asset Liability Management Committee, Financial Disclosure Committee, Pension Investments Committee and the Employee Benefit Plans Committee. He also previously served as Chairman of the Board of CIT Bank.

Mr. Votek joined CIT in November 1999 following its acquisition of Newcourt Credit Group, at which time he was appointed Treasurer. Prior to the acquisition, he was the Treasurer of Newcourt Credit Corp. and AT&T Capital Corporation. Mr. Votek has also held various treasury and financial management positions within AT&T Corporation, Amerada Hess Corporation and Westinghouse Credit Corporation. Mr. Votek earned a Masters of Business Administration in Finance from Rutgers University, where he remains active as an executive mentor for MBA students, and attended the Executive Education Program of the Colgate W. Darden Graduate School of Business Administration at the University of Virginia.

Mr. Votek is employed by Annaly Management Company LLC, the external manager of the Company.  There are no other arrangements or understandings between Mr. Votek and any other person pursuant to which he was appointed.  There are also no family relationships between Mr. Votek and any director or executive officer of the Company and Mr. Votek has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K (e.g., related party transactions).

Item 9.01.	Financial Statements and Exhibits.

   (a) Not applicable.

   (b) Not applicable.

   (c) Not applicable.

   (d) Exhibits:

   99.1         Press Release, dated August 19, 2013, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

		By:	/s/ Wellington J. Denahan
			Name:	Wellington J. Denahan
			Title:	Chief Executive Officer

Date:	August 19, 2013